                                            File No. 333-76945
                                            Filed under Rule 424(b)(3)

GOLDEN AMERICAN LIFE INSURANCE COMPANY


                    PROSPECTUS SUPPLEMENT
                        JULY 21, 1999

                           to the
              Prospectus dated May 1, 1999 for
     the Deferred Combination Variable and Fixed Annuity
                          Contracts
         ("GoldenSelect Premium Plus/R/ Prospectus")

      issued by Golden American Life Insurance Company

     The adviser of the Warburg Pincus Trust - International Equity Portfolio is now Credit Suisse Asset Management, LLC. The principal place of business of the Warburg Pincus Trust is 153 East 53rd
Street, New York, NY 10022.

     On page 20, "Regular Withdrawals" is corrected to state "Each withdrawal must be a minimum of $100." Also, on page 25, "Surrender Charge" is corrected to state "We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 9 year period from the date we receive and accept a premium payment."


This supplement should be retained with your GoldenSelect
Prospectus.






G3760 Supp2                                             7/99